Exhibit 99.1

STERLING BANCORP	NEWS
LOGO	IMMEDIATE RELEASE
GRAPHIC

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.507.9500

FOR IMMEDIATE RELEASE

Sterling Bancorp To Present At Ryan Beck & Co. Annual Financial Institutions
Investor Conference

New York, NY, October 22, 2004 – Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, announced today that John C. Millman, President of Sterling Bancorp and Howard M. Applebaum, Executive Vice President and Senior Lending Officer of Sterling National Bank, will address the Ryan Beck & Co. Financial Institutions Investor Conference, to be held on Wednesday, October 27, 2004 at the Intercontinental Barclay in New York City.

The presentation will commence at 8:10 AM EDT and focus on the components that contribute to the Company’s revenue growth. Interested parties may listen to the presentation live via teleconference by dialing 800-441-0022, and may access the presentation and audio cast by visiting www.ryanbeck.com throughout the day of the conference. In addition, following the conference, a copy of Sterling’s slide presentation will be available on the Company’s website, www.sterlingbancorp.com.

About Sterling Bancorp
 Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.

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